Exhibit 10.4

CLARIVATE ANALYTICS PLC

Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom

September 3, 2019

Camelot Holdings (Jersey) Limited
Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom

Re:	Amendment to Sponsor Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to the Sponsor Agreement, dated January 14, 2019 (as amended, the “Sponsor Agreement”) by and among Churchill Capital Corp, a Delaware corporation (“Churchill”), Camelot Holdings (Jersey) Limited, a private limited company organized under the laws of the Island of Jersey (the “Company”), Clarivate Analytics Plc, a public limited company organized under the laws of the Island of Jersey (“Holdings”), Churchill Sponsor LLC, a Delaware limited liability company (“Sponsor”), Garden State Capital Partners LLC, a Delaware limited liability company, and the Founders (as defined therein). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sponsor Agreement.

WHEREAS, paragraph 7(d) of the Sponsor Agreement provides that certain Holdings Shares and Holdings Warrants (the “Specified Securities”) beneficially owned by M. Klein Associates, Inc., Jerre Stead, Sheryl von Blucher and Garden State Capital Partners LLC (collectively, the “Applicable Founders”) are subject to the vesting and forfeiture provisions of paragraph 7(d) of the Sponsor Agreement; and

WHEREAS, the board of directors of the Company has determined to waive the vesting and forfeiture restrictions of paragraph 7(d) of the Sponsor Agreement with respect to the Specified Securities, subject to the consummation of the secondary offering of Holdings Shares described in that certain registration statement on Form F-1 filed by the Company with the U.S. Securities and Exchange Commission on September 3, 2019 (such offering, “the Offering”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

Section 1. Amendments. Effective as of the Effective Time, the Sponsor Agreement is amended pursuant to Paragraph 12 thereof as follows:

a.	Paragraph 7(d) of the Sponsor Agreement is hereby amended by amending and restating Paragraph 7(d) to read in its entirety as follows:

“(d)	Issuance of Sweetener Shares Upon a Company Sale.

1.	In the event of a Company Sale (as defined below) prior to the sixth anniversary of the Closing Date, if the per share price paid or implied in such Company Sale equals or exceeds $20.00, then, to the extent the Sweetener Shares have not previously been issued, all Sweetener Shares shall be issued in accordance with paragraph 5(b) above immediately prior to the consummation of the Company Sale. “Company Sale” means (i) a purchase, sale, exchange, business combination or other transaction (including a merger or consolidation of Holdings with or into any other corporation or other entity) in which the equity securities of Holdings, its successor or the surviving entity of such business combination or other transaction are not registered under the Exchange Act or listed or quoted for trading on a national securities exchange or (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of Holdings’ assets to a third party that is not an Affiliate of Holdings, Onex, Baring, any Founder, the Sponsor or Garden State (or a group of third parties that are not Affiliates of Holdings, Onex, Baring, any Founder, the Sponsor or Garden State). For avoidance of doubt, following a transaction or business combination that is not a “Company Sale” hereunder, including a transaction or business combination in which the equity securities of the surviving entity of such business combination or other transaction are registered under the Exchange Act and listed or quoted for trading on a national securities exchange, the equitable adjustment provisions of Paragraph 23 shall apply, including, without limitation, to the criteria for issuance and allotment under Section 5(b).

2.	Stock Price Level. For purposes of paragraph 5(b), the applicable “Stock Price Level” will be considered achieved only when the last reported sale price per Holdings Share on the New York Stock Exchange equals or exceeds the applicable threshold for any 40 trading days during a 60 consecutive trading day period, which 60 consecutive trading day period will not commence until the earlier of (i) the date on which Onex or Baring sell any of their respective Holdings Shares to a third party that is not an Affiliate of Onex, Baring, any Founder, the Sponsor or Garden State, or (ii) the first anniversary of the Closing Date. The Stock Price Levels (and the share price levels in a Company Sale in paragraph 7(d)(1) and paragraph 5(b)) will be equitably adjusted on account of any share split, reverse share split or similar equity restructuring transaction.”

b.	The definition of Subject Shares in paragraph 11 of the Sponsor Agreement is hereby amended and restated in its entirety as follows (the blackline below indicates the changes being made pursuant to this Agreement):

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“(k) “Subject Shares” shall mean, collectively, the Holdings Shares Beneficially Owned by the Sponsor, Garden State and the Founders and in each case any of their permitted transferees (including, if the transaction giving rise to the Tag-Along Right is a Company Sale, the Sweetener Shares, if any, that would be issuable in connection with such Company Sale pursuant to paragraph 7(d)(1)) and that are no longer Locked-Up Holdings Securities.”

c.	The definition of Time-Delayed Performance Securities in paragraph 11 of the Sponsor Agreement is hereby deleted in its entirety.

d.	The references to paragraph 7(d) in Annex A of the Sponsor Agreement are hereby deleted.

Section 2. Interpretation. Except as explicitly amended on March 29, 2019 and hereby, the Sponsor Agreement shall continue, without amendment, in full force and effect from and after the Effective Time. On and after the Effective Time, whenever the Sponsor Agreement is referred to in any agreements, documents, or instruments, such reference shall be deemed to be to the Sponsor Agreement as amended on March 29, 2019 and as further amended by this Agreement. Without limitation to the foregoing, from and after the Effective Time, for the purposes of any agreement, document or instrument that references Section 7(d) of the Sponsor Agreement, the Specified Securities shall be deemed in all respects to be fully vested for all purposes thereof, including for the avoidance of doubt, for the purposes of the applicable terms of that certain Registration Rights Agreement, dated as of May 13, 2019, by and among Holdings, Churchill, Sponsor and the Holders (as defined therein).

Section 3. Effectiveness. This Agreement shall become effective as of the consummation of the Offering (the “Effective Time”). If the Offering is not consummated, then this Agreement shall automatically terminate without any further force or effect and the Sponsor Agreement shall continue, without giving effect to any of the amendments set forth herein, in full force and effect from and after such termination. This Agreement shall automatically terminate when the Sponsor Agreement terminates in accordance with its terms (provided that this Section 3 and Section 17 of the Sponsor Agreement shall survive the termination hereof).

Section 4. Representations and Warranties. Each of the Company and Holdings represents and warrants, as of the date hereof and as of the Effective Time:

a.	it is validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, and this Agreement is a legal, valid, and binding obligation of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

b.	the entry into of, and the performance by it of the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; and

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c.	except as expressly provided in this Agreement, it has all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to perform its respective obligations under this Agreement.

Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that each party shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of the other party, in any court of competent jurisdiction. Any person seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition to, and not in substitution for, any other remedy to which such party is entitled at law or in equity.

Section 6. Miscellaneous. Sections 12 (Entire Agreement; Amendments), 13 (Assignment), 15 (Counterparts), 16 (Severability), 17 (Governing Law; Venue; Waiver of Jury Trial), and 18 (Notices) of the Sponsor Agreement are hereby incorporated into this Agreement by reference as if set forth in full herein, mutatis mutandis, and shall apply in all respects to this Agreement.

[Signature page follows.]

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Please signify your agreement with the foregoing Agreement by signing where indicated below.

Sincerely,

CLARIVATE ANALYTICS PLC

By:	/s/ Jerre L. Stead
Name: Jerre L. Stead
Title: Chief Executive Officer

ACCEPTED AND AGREED

as of the date first written above:

CAMELOT HOLDINGS (JERSEY) LIMITED

By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Director

[Signature Page to Amendment to Sponsor Agreement]